Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2021 (March 15, 2021, as to the subsequent events described in Note 16), relating to the consolidated financial statements of Finch Therapeutics Group, Inc. and its subsidiaries included in Registration Statement No. 333-253622 on Form S-1 of Finch Therapeutics Group, Inc.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 26, 2021